Exhibit 23.3

Sao Paulo, July 25, 2007

Re.:	Consent of Souza, Cescon Avedissian, Barrieu e Flesch Advogados

Ladies and Gentlemen:

We hereby consent to the reference made to our firm under the captions “Legal Matters” and “Enforcement of Civil Liabilities” of the Registration Statement (Form F-1 No. 333-144010) and related Prospectus of Cosan Limited for the registration of class A common shares of its common stock.

Very truly yours

/s/ Souza, Cescon Avedissian, Barrieu e Flesch Advogados

Souza, Cescon Avedissian, Barrieu e Flesch Advogados